UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 29, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Cliffs Natural Resources Inc. (the “Company”) with the Securities and Exchange Commission on August 4, 2014 (the “Original Form 8-K”). This Amendment No. 1 updates “Item 5.07 - Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the final voting results regarding "Proposal No. 1 - Election of Directors". No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, at the Company’s July 29, 2014 annual meeting of shareholders (the “Annual Meeting”), the shareholders voted on the election of eleven directors. Thirteen persons were nominated for election to the eleven board positions. Due to the application of cumulative voting and per the final report of the inspector of election, the results of the voting for election of directors was as follows:

	For	Withhold
Gary B. Halverson	82,872,459	2,601,296
Mark E. Gaumond	82,872,459	2,601,296
Susan M. Green	82,872,458	2,601,296
Janice K. Henry	82,872,459	2,601,296
James G. Kirsch	453,243	2,601,296
Richard K. Riederer	82,872,459	2,601,296
Timothy W. Sullivan	82,872,459	2,601,296
Robert P. Fisher, Jr.	95,692,009	671,504
Celso Lourenco Goncalves	95,692,012	671,504
Joseph Rutkowski	95,692,009	671,504
James S. Sawyer	95,692,009	671,504
Gabriel Stoliar	95,692,009	671,504
Douglas Taylor	95,692,010	671,504

Accordingly, Robert P. Fisher, Jr. , Celso Lourenco Goncalves, Gary B. Halverson, Mark E. Gaumond, Janice K. Henry, Richard K. Riederer, Joseph Rutkowski, James S. Sawyer, Gabriel Stoliar, Douglas Taylor and Timothy W. Sullivan were elected directors for a term that will expire on the date of the 2015 Annual Meeting or until their respective successors are duly elected and qualified.
The final report of the inspector of election confirmed the voting results for Proposals 2 - 5 as disclosed in the Original Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	August 8, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary